Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements indicated below of Prime Group Realty Trust of our report indicated below filed with the Securities and Exchange Commission.

Registration Statements
-----------------------
Form S-8 No. 333-65147
Form S-3 No. 333-70369


         Financial Statements                      Date of Auditor's Report
------------------------------------------    ----------------------------------

The Statement of Revenue and Certain          December 24, 1998, except for Note
Expenses of 33 West Monroe for the period     5 as to which the date is
from January 1, 1998 to September 30,         January 29, 1999.
1998 included in the Current Report (Form
8-K) of Prime Group Realty Trust dated
January 29, 1999.




                                                           /s/ ERNST & YOUNG LLP



Chicago, Illinois
February 10, 1999